Exhibit 4.2

CBOE GLOBAL MARKETS, INC.

Officers’ Certificate
Pursuant to Section 301 of the Indenture

March 16, 2022

The undersigned, Edward T. Tilly, Chairman of the Board, President and Chief Executive Officer, and Brian N. Schell, Executive Vice President, Chief Financial Officer and Treasurer, of Cboe Global Markets, Inc., a Delaware corporation (the “Company”), pursuant to Section 301 of the Indenture dated as of January 12, 2017 (the “Indenture”) between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Trustee”), providing for the issuance of an unlimited amount of the Company’s unsecured senior or subordinated debentures, notes or other evidences of indebtedness (the “Debt Securities”), do hereby certify that:

1.	The terms and conditions of a series of the Debt Securities designated as 3.000% Senior Notes due 2032 (the “Notes”) to be issued under the Indenture as global securities (the “Global Securities”), and to be sold by the Company pursuant to the Underwriting Agreement dated March 2, 2022 (the “Underwriting Agreement”) among the Company and the several Underwriters (as defined therein), were duly approved and authorized by the Designated Officers (as defined in the resolutions adopted by the Board of Directors of the Company on January 26, 2022 (the “Resolutions”)) of the Company, in accordance with the Resolutions, and such terms and conditions of the Notes are set forth in the form of the global security relating to the Notes in accordance with the Indenture, in the form attached hereto as Exhibit A.

2.	In connection with the foregoing, (i) we have read Article One of the Indenture, captioned “Definitions and Other Provisions of General Application,” Article Two of the Indenture, captioned “Security Forms,” Article Three of the Indenture, captioned “The Securities,” and the other applicable provisions of the Indenture; (ii) we have consulted and made inquiries of certain officials of the Company and examined certain records relating to the Company and the above-mentioned actions taken by it; (iii) we have made such investigation and examination as we deemed appropriate and as in our opinion is necessary to enable us to express an informed opinion as to the foregoing matters; and (iv) in our opinion the foregoing matters are true and all conditions precedent under the Indenture relating to the execution and delivery of the Notes have been complied with.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Officers’ Certificate as of the date first set forth above.

CBOE GLOBAL MARKETS, INC.

By:	/s/ Edward T. Tilly
	Name:	Edward T. Tilly
	Title:	Chairman of the Board, President and Chief Executive Officer

By:	/s/ Brian N. Schell
	Name:	Brian N. Schell
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

[Signature Page to Officers’ Certificate Pursuant to Section 301 of the Indenture]

EXHIBIT A

Form of Global Security

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

CBOE GLOBAL MARKETS, INC.

3.000% SENIOR NOTES

DUE 2032

No. R-1	$300,000,000

(Principal Amount)

REGISTERED	ISIN: US12503MAD02
GLOBAL SECURITY	CUSIP: 12503M AD0

CBOE GLOBAL MARKETS, INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”, which term includes any successor corporation under the Indenture referred to herein), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum indicated on Schedule A hereto on March 16, 2032 (the “Stated Maturity Date”), unless redeemed on a Redemption Date (as defined herein) prior to the Stated Maturity Date (the Stated Maturity Date or any Redemption Date is also referred to herein as the “Maturity Date” with respect to the principal repayable on such date), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon, in like coin or currency, at a rate of 3.000% per year, computed on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly made available for payment, semi-annually in arrears on March 16 and September 16 (each, an “Interest Payment Date”) in each year commencing on September 16, 2022, to the registered holder of this Note (the “Holder”) as of the close of business on the “Regular Record Date” for such interest payment, which shall be the March 2 and September 2 preceding the respective Interest Payment Date (whether or not a Business Day (as defined herein)). Interest on this Note will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from March 16, 2022, until the principal hereof has been paid or duly made available for payment. If the Maturity Date or an Interest Payment Date falls on a day which is not a Business Day, principal, premium, if any, and interest payable with respect to such Maturity Date or Interest Payment Date, as the case may be, will be paid on the next succeeding Business Day with the same force and effect as if made on such Maturity Date or Interest Payment Date, as the case may be, and no interest shall accrue on the amount so payable for the period from and after such Maturity Date or Interest Payment Date. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person (as defined in the Indenture) in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the Regular Record Date for such interest payment. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid to the Persons, and on the notice, as is provided in the Indenture. As used herein, “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment (as defined in the Indenture) are authorized or obligated by law or executive order to close.

This Note is one of a duly authorized issue of securities (hereinafter called the “Securities”) of the Company issued and to be issued under an Indenture, dated as of January 12, 2017 (the “Indenture”), between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto and the Officer’s Certificate setting forth the form and the terms of the series of Securities reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as “3.000% Senior Notes due 2032” (the “Notes”). The Indenture does not limit the aggregate principal amount of Securities or Notes that may be issued thereunder.

Optional Redemption

Prior to December 16, 2031 (three months prior to their Stated Maturity Date) (the “Par Call Date”), the Company may redeem the Notes, at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the related date fixed for redemption therefor (the “Redemption Date”) (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points less (b) interest accrued to the Redemption Date and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the Redemption Date.

On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to the Note will state the portion of the principal amount of the Note to be redeemed.

A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon surrender for cancellation of the original Note (or cause to be delivered by book-entry transfer). For so long as the Notes are held by The Depository Trust Company (“DTC”) (or another depositary), the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

To the extent that (i) the foregoing Optional Redemption provision of this Note modifies in any respect Article Eleven of the Indenture or (ii) there is any inconsistency between the foregoing Optional Redemption provision of this Note and the provisions of Article Eleven of the Indenture, in each case the provisions of the foregoing Optional Redemption provision shall govern and control.

Change of Control

If a Change of Control Triggering Event occurs, unless the Company has exercised its right to redeem the Notes in whole (as described under “Optional Redemption”), Holders of Notes will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of their Notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, the Company will be required to offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to, but excluding, the date of repurchase (the “Change of Control Payment”); provided that, notwithstanding the foregoing, payments of interest on Notes that are due and payable on any Interest Payment Date falling on or prior to such date of repurchase will be payable to the Holders of the Notes registered as such at the close of business on the relevant Regular Record Date according to their terms and the terms and provisions of the Indenture.

Within 30 days following any Change of Control Triggering Event or, at the Company’s option, prior to any Change of Control, but after public announcement of the transaction or transactions that constitute or may constitute the Change of Control, the Company will (unless the Company has exercised its right to redeem the Notes in whole) be required to transmit a notice to Holders of Notes and the Trustee describing the transaction or transactions that constitute or may constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), which offer will constitute the Change of Control Offer. The notice will, if sent prior to the date on which the Change of Control occurs, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

Holders of Notes electing to have a Note or portion thereof repurchased pursuant to a Change of Control Offer will be required to surrender the Note (which, in the case of global notes, must be made in accordance with the procedures of DTC, as depositary for such Notes) to the Trustee under the Indenture (or to such other person as may be designated by the Company for such purpose) as provided in the applicable Change of Control notice prior to the close of business on the third Business Day immediately preceding the applicable Change of Control Payment Date and to comply with other procedures and requirements set forth in such Change of Control notice.

On the Change of Control Payment Date, the Company will be required, to the extent lawful, to:

•	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer and not withdrawn;

•	deposit with the paying agent for the Notes an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes accepted by the Company for payment; and

•	deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

Interest on Notes and portions of Notes properly tendered for repurchase pursuant to a Change of Control Offer and not withdrawn will cease to accrue on and after the applicable Change of Control Payment Date, unless the Company shall have failed to accept such Notes and such portions of Notes for payment or failed to deposit the Change of Control Payment in respect thereof in accordance with the immediately preceding paragraph. The Company will promptly pay, or cause the Trustee or a paying agent for the Notes to promptly pay (by application of funds deposited by the Company as aforesaid), to each Holder of Notes (or portions thereof) properly tendered and not withdrawn and accepted for payment by the Company pursuant to such Change of Control Offer, the Change of Control Payment for such Notes. In the case of any Note repurchased in part, the Trustee will promptly authenticate and mail (or cause to be delivered by book-entry transfer) to the Holder a new Note equal in principal amount to any unrepurchased portion of the Note repurchased in part.

The Company will not be required to make a Change of Control Offer upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and the third party repurchases all Notes properly tendered and not withdrawn under its offer.

The Company will be required to comply with the requirements of Rule 14e-1 under the Exchange Act of 1934, as amended (the “Exchange Act”) and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with these Change of Control provisions, the Company will be required to comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under these Change of Control provisions by virtue of such compliance. The Trustee shall not be responsible for monitoring the Company’s rating status, making any request upon any Rating Agency, or determining whether any Rating Event has occurred.

For purposes of a repurchase at the option of Holders pursuant to this Change of Control provision, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Company and its Subsidiaries taken as a whole to any Person other than the Company or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of its Voting Stock or other Voting Stock into which the Company Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares; (3) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into the Company, in any such event pursuant to a transaction in which any of the outstanding shares of the Company’s Voting Stock or the Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the resulting or surviving Person or any direct or indirect parent company of the resulting or surviving Person immediately after giving effect to such transaction; or (4) the adoption of a plan providing for the liquidation or dissolution of the Company. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control under clause (2) or (3) above if (i) the Company becomes a direct or indirect wholly owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same (in the Company’s good faith judgment) as the Holders of the Company’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “Person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and a rating equal to or higher than the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company pursuant to clause (2) of the definition of “Rating Agencies.”

“Moody’s” means Moody’s Investors Service, Inc. or its successor.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of its control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a resolution of its Board of Directors) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Rating Event” means the rating on the Notes is lowered to below an Investment Grade Rating by each of the Rating Agencies, on any day during the period (which period will be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) commencing 60 days prior to the earlier of the first public notice of (i) the occurrence of a Change of Control or (ii) the Company’s intention to effect a Change of Control and ending 60 days following consummation of such Change of Control; provided that a Rating Event will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means Standard & Poor’s, a division of S&P Global Inc., or its successor.

“Voting Stock” means, with respect to any specified “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such Person that is at the time entitled to vote generally in the election of the board of directors of such Person.

The foregoing Change of Control provision of this Note shall be the only provisions in respect of the Notes relating to the subject matter set forth in this Change of Control provision and the provisions of Article Thirteen of the Indenture shall not be applicable to the Notes.

Payment of the principal of, premium, if any, and interest on this Note will be made by wire transfer in immediately available funds to an account maintained by the Depositary for such purpose.

The Notes will not be subject to any sinking fund or mandatory redemption.

The Notes will be initially issued in an aggregate principal amount of $300,000,000. The Company may, without notice to or consent of the Holders or beneficial owners of the Notes, issue as a separate offering additional notes having the same ranking, interest rate, maturity and other terms as the Notes. The Notes and any such additional notes will constitute a single series.

The Notes will constitute part of the Company’s unsecured and unsubordinated obligations and will rank equal in right of payment to all of the Company’s other existing and future unsecured senior obligations.

The Notes are subject to the satisfaction and discharge and defeasance provisions of the Indenture in accordance with Article Four and Article Fourteen of the Indenture, respectively.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal amount hereof may be declared, and upon such declaration shall be due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture to be effected at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of all Outstanding (as defined in the Indenture) Securities under the Indenture affected by such amendment and modification. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Outstanding Securities of any series under the Indenture, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture or such Securities and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, places, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in the Place of Payment duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series having the same terms as this Note, of authorized denominations, having the same terms and conditions and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes having the same terms as this Note of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THE INDENTURE AND THE NOTES, INCLUDING THIS NOTE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used but not defined in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture and all references in the Indenture to “Security” or “Securities” shall be deemed to include the Notes.

Unless the certificate of authentication hereon has been executed by Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), the Trustee under the Indenture, or its successor thereunder, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile.

Cboe Global Markets, Inc.

By:
Name: Brian N. Schell
Title: Executive Vice President, Chief Financial Officer and Treasurer
Attest:

By:
Name:	Jill Griebenow
Title:	Senior Vice President and Chief Accounting Officer

[Signature Page to Note]

Date: March 16, 2022

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

COMPUTERSHARE TRUST COMPANY, N.A.,
as Trustee

By:
Name:
Title: Authorized Signatory

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

_

_

 (Insert assignee’s soc. sec. or tax I.D. no.)

And irrevocably appoint

Agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

_

Dated:

    ___________________________

______________

NOTICE: The signature to this assignment must correspond with the name as it appears on the first page of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by an eligible guarantor

Signature Guarantee*:_______________________________

*Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES OF INTEREST IN THE GLOBAL NOTE

The initial principal amount of this Global Note is $300,000,000. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount at Maturity of this Global Note	Amount of Increase in Principal Amount at Maturity of this Global Note	Principal Amount at Maturity of this Global Note Following such decrease (or increase)	Signature of Authorized Signatory of Trustee or Custodian